INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement No. 333-53086 of IGEN International, Inc. on Form S-3 of our report dated May 12, 2000 appearing in the Annual Report on Form 10-K of IGEN International, Inc. for the year ended March 31, 2000 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



/s/ Deloitte & Touche LLP
-------------------------
Deloitte & Touche LLP
McLean, Virginia
January 10, 2001